UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 23, 2016 (June 21, 2016)

China Commercial Credit, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36055	45-4077653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

890 Yongkang Road, Wujang,

Suzhou, Jiangsu Province

People’s Republic of China

 (Address of Principal Executive Offices)

 +86 512 6396-0022

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Jingen Ling

On June 21, 2016, Mr. Jinggen Ling notified China Commercial Credit, Inc. (the “Company”) of his resignation from the board of directors of the Company (the “Board”) and as the Chief Executive Officer and President of the Company, effective immediately.

Appointment of Mingjie Zhao

Effective June 21, 2016, the Board appointed Mr. Mingjie Zhao as a member of the Board to fill the vacancy created by the resignation of Mr. Ling. In addition to being appointed as a director of the Board, Mr. Zhao is also appointed by the Board as the Chief Executive Officer and President of the Company, effective immediately.

The biographical information of Mr. Zhao is set forth below.

Mr. Zhao, was previously the general manager of Hua Yang, Inc., a company in the real estate development business, since September 2011. From April 2004 to May 2009, he served as Senior Sales Manager of Hephaistos Building Supplies, Inc., a manufacturer and wholesaler of construction material based in New York. Mr. Zhao held a MBA degree from University of Bridgeport and Bachelor of Science degree from China Eastern Normal University.

Mr. Zhao does not have a family relationship with any director or executive officer of the Company and has not been involved in any transaction with the Company during the past two years that would require disclosure under Item 404(a) of Regulation S-K.

 Mr. Zhao has entered into an employment agreements (the “Employment Agreement”) with the Company, pursuant to which he shall receive an annual base salary of $50,000. Under his employment agreement, Mr. Zhao is employed as our CEO for a term of five years, which automatically renews for additional one year terms unless previously terminated on three months written notice by either party. We may terminate the employment for cause, at any time, without notice or remuneration, for certain acts of the executive officer, such as conviction or plea of guilty to a felony or grossly negligent or dishonest acts to our detriment, or misconduct or a failure to perform agreed duties. In such case, the executive officer will not be entitled to receive payment of any severance benefits or other amounts by reason of the termination, and the executive officer’s right to all other benefits will terminate, except as required by any applicable law. We may also terminate an executive officer’s employment without cause upon one-month advance written notice. In such case of termination by us, we are required to provide compensation to the executive officer, including severance pay equal to 12 months of base salary. The executive officer may terminate the employment at any time with a one-month advance written notice if there is any significant change in the executive officer’s duties and responsibilities or a material reduction in the executive officer’s annual salary. In such case, the executive officer will be entitled to receive compensation equivalent to 12 months of the executive officer's base salary.

The Employment Agreement is qualified in its entirety by reference to the complete text of the Employment Agreement, which is filed hereto as Exhibits 10.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated as of June 21, 2016, by and among the Company and Mingjie Zhao.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA COMMERCIAL CREDIT, INC.

Date: June 23, 2016	By:	/s/ Long Yi
	Name:	Long Yi
	Title:	Chief Financial Officer

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